                                                                  EXECUTION COPY

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                                                                    EXHIBIT 10.1

                                  $500,000,000

                               TERM LOAN AGREEMENT

                                      AMONG

                        WILLIAMS PRODUCTION HOLDINGS LLC,

                        WILLIAMS PRODUCTION RMT COMPANY,
                                  AS BORROWER,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                            LEHMAN BROTHERS INC. AND
                         BANC OF AMERICA SECURITIES LLC,
                            AS JOINT LEAD ARRANGERS,

                             CITICORP USA, INC. AND
                              JPMORGAN CHASE BANK,
                            AS CO-SYNDICATION AGENTS,

                             BANK OF AMERICA, N.A.,
                             AS DOCUMENTATION AGENT,

                                       AND

                          LEHMAN COMMERCIAL PAPER INC.,
                             AS ADMINISTRATIVE AGENT

                            DATED AS OF MAY 30, 2003

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                                TABLE OF CONTENTS

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SECTION 1.            DEFINITIONS...............................................................................      1

         1.1      Defined Terms.................................................................................      1

         1.2      Other Definitional Provisions.................................................................     20

SECTION 2.            AMOUNT AND TERMS OF TERM LOAN COMMITMENTS.................................................     21

         2.1      Term Loan Commitments.........................................................................     21

         2.2      Procedure for Term Loan Borrowing.............................................................     21

         2.3      Repayment of Term Loans.......................................................................     21

         2.4      Repayment of Term Loans; Evidence of Debt.....................................................     22

         2.5      Fees, etc.....................................................................................     23

         2.6      Optional Prepayments..........................................................................     23

         2.7      Mandatory Prepayments.........................................................................     23

         2.8      Conversion and Continuation Options...........................................................     24

         2.9      Minimum Amounts and Maximum Number of Eurodollar Tranches.....................................     24

         2.10     Interest Rates and Payment Dates..............................................................     25

         2.11     Computation of Interest and Fees..............................................................     25

         2.12     Inability to Determine Interest Rate..........................................................     25

         2.13     Pro Rata Treatment and Payments...............................................................     26

         2.14     Requirements of Law...........................................................................     27

         2.15     Taxes.........................................................................................     28

         2.17     Illegality....................................................................................     31

         2.18     Change of Lending Office......................................................................     31

         2.19     Replacement of Lenders under Certain Circumstances............................................     31

SECTION 3.            REPRESENTATIONS AND WARRANTIES............................................................     32

         3.1      Financial Condition...........................................................................     32

         3.2      No Change.....................................................................................     32

         3.3      Corporate Existence; Compliance with Law......................................................     33

         3.4      Corporate Power; Authorization; Enforceable Obligations.......................................     33

         3.5      No Legal Bar..................................................................................     33

         3.6      No Material Litigation........................................................................     33
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         3.7      No Default....................................................................................     34

         3.8      Ownership of Property; Liens..................................................................     34

         3.9      Intellectual Property.........................................................................     34

         3.10     Taxes.........................................................................................     34

         3.11     Federal Regulations...........................................................................     34

         3.12     Labor Matters.................................................................................     34

         3.13     ERISA.........................................................................................     35

         3.14     Investment Company Act; Other Regulations.....................................................     35

         3.15     Subsidiaries..................................................................................     35

         3.16     Use of Proceeds...............................................................................     35

         3.17     Environmental Matters.........................................................................     35

         3.18     Accuracy of Information, etc..................................................................     37

         3.19     Security Documents............................................................................     37

         3.20     Solvency......................................................................................     38

         3.21     Hydrocarbon Interests.........................................................................     38

         3.22     Permits.......................................................................................     38

         3.23     Lease Payments................................................................................     38

         3.24     Public Utility Holding Company Act............................................................     39

SECTION 4.            CONDITIONS PRECEDENT......................................................................     39

         4.1      Conditions to the Term Loan...................................................................     39

SECTION 5.            AFFIRMATIVE COVENANTS.....................................................................     42

         5.1      Financial Statements..........................................................................     42

         5.2      Certificates; Other Information...............................................................     43

         5.3      Payment of Obligations........................................................................     44

         5.4      Conduct of Business and Maintenance of Existence, etc.........................................     44

         5.5      Maintenance of Property; Insurance............................................................     45

         5.6      Inspection of Property; Books and Records; Discussions........................................     45

         5.7      Notices.......................................................................................     46

         5.8      Environmental Laws............................................................................     46
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         5.9      Additional Collateral, etc....................................................................     46

         5.10     Further Assurances............................................................................     47

         5.11     Capital Expenditure...........................................................................     48

SECTION 6.            NEGATIVE COVENANTS........................................................................     48

         6.1      Financial Condition Covenants.................................................................     48

         6.2      Limitation on Indebtedness....................................................................     48

         6.3      Limitation on Liens...........................................................................     49

         6.4      Limitation on Fundamental Changes.............................................................     52

         6.5      Limitation on Disposition of Property.........................................................     52

         6.6      Limitation on Restricted Payments.............................................................     54

         6.7      Limitation on Investments.....................................................................     55

         6.8      Limitation on Optional Payments and Modifications of Indebtedness.............................     56

         6.9      Limitation on Transactions with Affiliates....................................................     56

         6.10     Limitation on Sales and Leasebacks............................................................     56

         6.11     Limitation on Changes in Fiscal Periods.......................................................     56

         6.12     Limitation on Negative Pledge Clauses.........................................................     56

         6.13     Limitation on Restrictions on Subsidiary Distributions, etc...................................     57

         6.14     Business Activities...........................................................................     57

         6.15     Holdings Negative Pledge; Limitation on Assets................................................     57

         6.16     Minimum Borrower Liquidity....................................................................     58

SECTION 7.            EVENTS OF DEFAULT.........................................................................     58

         7.2      Certain Cure Rights...........................................................................     61

SECTION 8.            THE AGENTS................................................................................     62

         8.1      Appointment...................................................................................     62

         8.2      Delegation of Duties..........................................................................     62

         8.3      Exculpatory Provisions........................................................................     62

         8.4      Reliance by Agents............................................................................     63

         8.5      Notice of Default.............................................................................     63

         8.6      Non-Reliance on Agents and Other Lenders......................................................     63
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         8.7      Indemnification...............................................................................     64

         8.8      Agent in Its Individual Capacity..............................................................     64

         8.9      Successor Administrative Agent................................................................     65

         8.10     Authorization to Release Liens and Guarantees.................................................     65

         8.11     The Arrangers; the Co-Syndication Agents; the Documentation Agent.............................     65

SECTION 9.            MISCELLANEOUS.............................................................................     65

         9.1      Amendments and Waivers........................................................................     65

         9.2      Notices.......................................................................................     67

         9.3      No Waiver; Cumulative Remedies................................................................     68

         9.4      Survival of Representations and Warranties....................................................     68

         9.5      Payment of Expenses...........................................................................     69

         9.6      Successors and Assigns; Participations and Assignments........................................     70

         9.7      Adjustments; Set off..........................................................................     73

         9.8      Counterparts..................................................................................     74

         9.9      Severability..................................................................................     74

         9.10     Integration...................................................................................     74

         9.11     GOVERNING LAW.................................................................................     74

         9.12     Submission to Jurisdiction; Waivers...........................................................     74

         9.13     Acknowledgments...............................................................................     75

         9.14     Confidentiality...............................................................................     75

         9.15     Release of Collateral and Guarantee Obligations...............................................     76

         9.16     Delivery of Lender Addenda....................................................................     76

         9.17     WAIVERS OF JURY TRIAL.........................................................................     76
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

                  TERM LOAN AGREEMENT, dated as of May 30, 2003, among WILLIAMS PRODUCTION HOLDINGS LLC, a Delaware limited liability company ("Holdings"), WILLIAMS PRODUCTION RMT COMPANY, a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement as lenders (the "Lenders"), LEHMAN BROTHERS INC. ("LBI") and BANC OF AMERICA SECURITIES LLC, as joint advisors, joint lead arrangers and joint book runners (together in such capacities, the "Arrangers"), CITICORP USA, INC. and JPMORGAN CHASE BANK, as co-syndication agents (together in such capacities, the "Co-Syndication Agents"), BANK OF AMERICA, N.A., as documentation agent (in such capacity, the "Documentation Agent"), and LEHMAN COMMERCIAL PAPER INC. ("LCPI"), as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Lenders are willing to make a term loan available to the Borrower upon and subject to the terms and conditions hereinafter set forth; and

                  WHEREAS, the Borrower intends to refinance the Existing Credit Agreement (as defined below) with proceeds from the term loan hereunder;

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

                  "Administrative Agent": as defined in the preamble hereto.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Co-Syndication Agents, the Documentation Agent and the Administrative Agent.

                  "Agreement": this Term Loan Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": (a) with respect to Base Rate Loans, a rate per annum equal to 2.75%, and (b) with respect to Eurodollar Loans, a rate per annum equal to 3.75%.

                  "Approved Engineer": any independent engineer recognized in the U.S. oil and gas loan syndication market and reasonably satisfactory to the Administrative Agent.

                  "Arrangers": as defined in the preamble hereto.

                  "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause
(a), (b), (c), (d), (e), (f), (i), (j), (k), (l) or (m) of Section 6.5) which yields gross proceeds to Holdings, the Borrower or any of the Borrower's Subsidiaries in excess of $500,000.

                  "Assignee": as defined in Section 9.6(c).

                  "Assignor": as defined in Section 9.6(c).

                  "Barrett Trust": the trust created pursuant to the Trust Agreement dated as of November 1, 1997 by and among Barrett Resources Corporation, a Delaware corporation, in its capacity as the initial Manager, Delaware Trust Capital Management, Inc., a Delaware banking corporation in its capacity as Special Trustee and the Holders signatory thereto (as amended, supplemented or otherwise modified from time to time).

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rate), as in effect from time to time. Any change in the Base Rate due to a change in the Prime Rate actually available or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

                  "Base Rate Loans": Term Loans for which the applicable rate of interest is based upon the Base Rate.

                  "Benefited Lender": as defined in Section 9.7.

                  "Bison Entities": means, collectively, Bison Royalty LLC, PPH and Rulison Production Company LLC.

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower": as defined in the preamble hereto.

                  "Borrowing Notice": with respect to any request for borrowing of Term Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit I, delivered to the Administrative Agent.

                  "Business Day": (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and
(b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets, the drilling of wells or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person.

                  "Capital Lease Obligations": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $100,000,000; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within 270 days from the date of acquisition; (d) short-term tax exempt securities including municipal notes, commercial paper, auction rate floaters, and floating rate notes rated either "P-1" by Moody's or "A-1" by S&P and maturing within 270 days from the date of acquisition; (e) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (f) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (g) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (h) shares of money market mutual or similar funds which invest primarily in assets satisfying the requirements of clauses (a) through (g) of this definition.

                  "Change of Control": the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding common stock of Parent; (ii) the board of directors of Parent shall cease to consist of a majority of Continuing Directors; (iii) Parent shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of Holdings free and clear of all Liens; or (iv) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower (other than the Class B Common Stock of the Borrower issued to the Administrative Agent) free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement).

                  "Closing Date": the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied, which date shall be not later than June 15, 2003.

                  "Code": the United States Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document; provided that the Collateral shall not include in any event (i) the Properties set forth on Schedules 6.5(f)(i) and 6.5(i), (ii) the Capital Stock of the Bison Entities, (iii) any Property of a Bison Entity other than an Oil and Gas Property of such Bison Entity, and (iv) any Oil and Gas Property with a fair market value of less than $2,000,000 (so long as the aggregate fair market value of the Properties excluded by the Borrower and any other Grantor from inclusion in the Collateral as a result of such threshold at any time does not exceed $10,000,000 in the aggregate) and (v) any other Property excluded from the Collateral pursuant to the terms of the Guarantee and Collateral Agreement.

                  "Collateral Account": as defined in the Guarantee and the Collateral Agreement.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

                  "Confidential Information Memorandum": the Confidential Information Memorandum dated May 2003 and furnished to the initial Lenders in connection with the syndication of the Facility.

                  "Consolidated EBITDA": of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) consolidated interest expense calculated in accordance with GAAP of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including, in the case of the Borrower, the Term Loans), (c) depreciation, depletion and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses, (f) regardless of whether such amount is reflected as a charge in the statement of such Consolidated Net Income but only to the extent that such amount is not reflected in Consolidated Net Income, cash received by such Person in respect of hedge agreements entered into by Parent or its Affiliates hedging the oil or gas production of the Borrower, (g) non-cash corporate overhead allocated to the Borrower in amounts consistent with past practice which are not reimbursed by the Borrower pursuant to Section 6.6, (h) any other non-cash charges and (i) any impairment of goodwill or property asset carrying value, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (w) interest income (except (I) to the extent deducted in determining Consolidated Interest Expense and (II) interest accrued in respect of investments made with the proceeds of the cash collateral contemplated by Section 6.17), (x) any extraordinary, unusual or non-recurring income or gains, (y) to the extent that such amount is not reflected in Consolidated Net Income, cash payments by such Person in respect of hedge agreements entered into by Parent or its Affiliates hedging the oil or gas production of the Borrower and (z) any other non-cash income, all as determined on a consolidated basis; provided that for such relevant fiscal quarter period prior to the fiscal quarter ended September 30, 2003, the applicable "Consolidated EBITDA" shall be as set forth on Schedule 1.1(d).

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period to (b) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period.

                  "Consolidated Interest Expense": of any Person for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP, and excluding all fees and expenses incurred in connection with this Agreement); provided that for the fiscal quarters ending September 30, 2003, December 31, 2003 and March 31, 2004, "Consolidated Interest Expense" for the relevant period shall be deemed to equal Consolidated Interest Expense for such fiscal quarter (and each fiscal quarter commencing on or after July 1, 2003) multiplied by 4, 2 and 4/3, respectively.

                  "Consolidated Net Income": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that in calculating Consolidated Net

Income of the Borrower and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries (excluding, however, any merger or consolidation of a Subsidiary with and into the Borrower or another Subsidiary), and (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "Continuing Directors": as to any Person, the directors of such Person on the Closing Date, after giving effect to the transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of such Person is recommended by at least 66-2/3% of the then Continuing Directors or such other director receives the vote of each of the shareholders of such Person on the Closing Date in his or her election by the shareholders of such Person.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "Default": any of the events specified in Section 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Derivatives Counterparty": as defined in Section 6.6.

                  "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Disqualified Stock": any Capital Stock or other ownership or profit interest of any Loan Party that any Loan Party is or, upon the passage of time or the occurrence of any event, may become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect of in consideration other than Capital Stock (other than Disqualified Stock) prior to the date one year and one day after the Maturity Date.

                  "Dollars" and "$": lawful currency of the United States of America.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

                  "Eligible Assignee": (i) a Lender; (ii) an Affiliate of a Lender; (iii) a Related Fund (iv) a commercial bank organized under the laws of the United States, or any State thereof; (v) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof; (vi) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (vi); (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (viii) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; provided that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Engineering Report": a report prepared by the Borrower (in which case, such report shall be reviewed or audited by an Approved Engineer in a manner consistent with past practices) or an Approved Engineer as of December 31 of each year for purposes of compliance with Section 5.2(d) and, if the Borrower has so elected, as of any other date and, in each case, subject to reasonable review by the Administrative Agent showing the net present value (using a 10.0% discount rate and with prices adjusted to reflect a ten year future market price strip (and, assuming for all periods subsequent to year ten, the price determined for year ten) reasonably determined by the Borrower and reasonably satisfactory to the Administrative Agent) of the projected future net revenues attributable to the Proved Reserves.

                  "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, as has been, is now, or may at any time hereafter be, in effect.

                  "Environmental Permits": any and all permits, licenses, approvals, registrations, and other authorizations required under any Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

                  "Eurodollar Loans": Term Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
            ---------------------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date.

                  "Event of Default": any of the events specified in Section 7.1, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excluded Foreign Subsidiaries": any Foreign Subsidiary in respect of which either (a) the pledge of greater than 65% of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

                  "Existing Credit Agreement": the Credit Agreement, dated as of July 31, 2002, among Parent, Holdings, the Borrower, the several lenders from time to time party thereto, LBI, as Lead Arranger and Book Manager, LCPI, as Syndication Agent, and LCPI, as Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Facility": the Term Loan Commitments and the Term Loans made thereunder.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States of America in effect on the date hereof, with respect to determinations under Section 6.1, and otherwise in effect from time to time.

                  "Gas Gathering Systems": the gas plant and those certain gas gathering systems consisting of all equipment, assets, rights-of-way, surface leases, contracts and related assets more particularly described on schedule 1.1(b) attached hereto.

                  "GE Equipment": the Equipment (as defined in the UCC) purchased or constructed with the proceeds of the GE Loan.

                  "GE Loan": the loan made to the Borrower by General Electric Capital Corporation pursuant to the Interim Loan and Security Agreement, dated as of June 16, 2002, in an aggregate principal amount not to exceed $17,000,000.

                  "Governing Documents": collectively, as to any Person, the articles or certificate of incorporation and bylaws, any shareholders agreement, certificate of formation, limited liability company agreement, partnership agreement or other formation or constituent documents of such Person.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

                  "Grantor": as defined in the Guarantee and Collateral
Agreement.

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), if to induce the creation of such obligation of such other Person the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (y) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantors": the collective reference to Holdings and the Subsidiary Guarantors.

                  "Hedge Agreements": (a) all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Borrower or any of its Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies and (b) all hedging agreements entered into by the Borrower or any of its Subsidiaries in connection with the hedging of commodity prices, including basis (transportation) hedges.

                  "Holdings": as defined in the preamble hereto.

                  "Holdings Subordinated Guaranty": the Amended and Restated Subordinated Guaranty, dated as of October 31, 2002, by Holdings in favor of the Financial Institutions (as defined therein).

                  "Hydrocarbons": oil, gas, casing head gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products refined, separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur and all other minerals.

                  "Hydrocarbon Interests": all rights, titles, interests and estates now owned or hereafter acquired by the Borrower or any of its Subsidiaries in any and all oil, gas and other liquid or gaseous hydrocarbon properties and interests, including without limitation, mineral fee or lease interests, production sharing agreements, concession agreements, license agreements, service agreements, risk service agreements or similar Hydrocarbon interests granted by an appropriate Governmental Authority, farmout, overriding royalty and royalty interests, net profit interests, oil payments, production payment interests and similar interests in Hydrocarbons, including any reserved or residual interests of whatever nature.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than (I) trade payables and (II) customary obligations under Oil and Gas Agreements, in each case, incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds (other than obligations in respect of surety, performance and guarantee bonds issued for the account of such Person in the ordinary course of business), debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such

Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (i) for the purposes of Section 7.1(e) only, all obligations of such Person in respect of Hedge Agreements.

                  "Indemnified Liabilities": as defined in Section 9.5.

                  "Indemnitee": as defined in Section 9.5.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Term Loan is outstanding and the final maturity date of such Term Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Term Loan, the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (2) any Interest Period that would otherwise extend beyond the date final payment is due on the Term Loans, shall end on the such due date, as applicable; and

                  (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

                  "Investments": as defined in Section 6.7.

                  "Lehman Entity": any of LCPI or any of its affiliates (including Syndicated Loan Funding Trust).

                  "Lender Addendum": with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit H, to be executed and delivered by such Lender on the Closing Date as provided in Section 9.17.

                  "Lenders": as defined in the preamble hereto.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan Documents": this Agreement, the Security Documents, the Term Notes, and all documents, instruments, agreements, certificates and notices at any time executed and/or delivered to the Administrative Agent, any of the other Agents, the Arrangers or any Lender in connection herewith or therewith.

                  "Loan Parties": Holdings, the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

                  "Loans": the collective reference to the Term Loans and any other loan made by any Lender pursuant to this Agreement.

                  "Material Adverse Effect": a material adverse effect on or affecting in a material and adverse manner (a) the business, assets, property, condition (financial or otherwise) or prospects of Holdings, the Borrower and the Borrower's Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement, the Guarantee and Collateral Agreement, the Mortgages or the other Security Documents, or the Term Notes or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

                  "Material Environmental Amount": an amount or amounts payable by the Borrower and/or any of its Subsidiaries, in the aggregate in excess of $10,000,000 in any one year for: costs to (i) comply with any requirement or interpretation of Environmental Law imposed after the Closing Date that constitutes a material change; or (ii) respond to, remove or remediate a release to the environment of Materials of Environmental Concern; provided, however, such amount excludes ordinary and customary costs for obtaining, complying with and maintaining Environmental Permits, and for plugging and abandonment and site restoration upon cessation of production. Such amount includes compensatory damages, (including, without limitation, damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or reasonably could give rise to liability under any Environmental Law.

                  "Maturity Date: May 30, 2007.

                  "Moody's": Moody's Investors Service, Inc. and its successors.

                  "Mortgaged Properties": the real properties and leasehold estates listed on Schedule 1.1(a), as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.

                  "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and cash equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "New Notes": as defined in Section 6.2(i).

                  "Non-Excluded Taxes": as defined in Section 2.15(a).

                  "Non-U.S. Lender": as defined in Section 2.15(d).

                  "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (i) obligations of the Borrower or any Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

                  "Oil and Gas Agreements": operating agreements, processing agreements, farm-out and farm-in agreements, development agreements, area of mutual interest agreements, contracts for the gathering and/or transportation of oil and natural gas, unitization agreements, pooling arrangements, joint bidding agreements, joint venture agreements, participation agreements, surface use agreements, service contracts, tax credit agreements, leases and subleases of Oil and Gas Properties or other similar customary agreements, transactions, properties, interests or arrangements, howsoever designated, in each case made or entered into in the ordinary course of business as conducted by the Borrower and its Subsidiaries.

                  "Oil and Gas Business": (a) the acquisition, exploration, exploitation, development, operation, management and disposition of interests in Hydrocarbon Interests and Hydrocarbons; (b) gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or Hydrocarbon Interests, including, without limitation, the marketing of Hydrocarbons obtained from unrelated Persons; (c) any business relating to or arising from exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith; and (d) any activity that is ancillary or necessary or desirable to facilitate the activities described in clauses (a) through (c) of this definition.

                  "Oil and Gas Properties": (a) Hydrocarbon Interests; (b) the Property now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interest; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Property in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Property, Gas Gathering System, rights, titles, interests and estates described or referred to above, including, without limitation, any and all Property, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing and (g) to the extent not included in the foregoing, any and all other oil or gas property described in
Section 4.09(y) of the RMT Senior Notes Indenture.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Parent": The Williams Companies, Inc., a Delaware corporation.

                  "Parent Event of Default": the occurrence of any of the following: (i) Parent shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Parent shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Parent any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Parent any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Parent shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Parent shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) Parent shall default in making any payment of any principal of or interest on any Indebtedness of Parent the outstanding principal amount of which exceeds $150,000,000 on the scheduled or original due date with respect thereto.

                  "Participant": as defined in Section 9.6(b).

                  "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Permitted Cure Security": an equity security of Holdings that is not Disqualified Stock and upon which all dividends or distributions are payable and paid in additional shares of such equity security.

                  "Permitted Liens": the collective reference to (i) in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.3 and (ii) in the case of Collateral consisting of Pledged Stock, non-consensual Liens permitted by Section 6.3 to the extent arising by operation of law.

                  "Permits": the collective reference to (i) Environmental Permits, and (ii) any and all other franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required under any Requirement of Law.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledged Notes": as defined in the Guarantee and Collateral Agreement

                  "Pledged Stock": as defined in the Guarantee and Collateral Agreement.

                  "PPH": Piceance Production Holdings LLC, a Delaware limited liability company.

                  "Pro Forma Balance Sheet": as defined in Section 3.1(a).

                  "Projections": as defined in Section 5.2(e).

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock and Hydrocarbon Interests.

                  "Proved Reserves" those recoverable Hydrocarbons which have been estimated with reasonable certainty, as demonstrated by geological and engineering data, to be economically recoverable from the Borrower's Oil and Gas Properties by existing operating methods under existing economic conditions.

                  "PV-10 Value": at the particular time in question, the net present value (determined in accordance with the definition of Engineering Report) of the projected future net revenues attributable to the Proved Reserves included in the Borrower's Oil and Gas Properties, as set forth in the Engineering Report most recently provided by the Borrower pursuant to Section 5.2(d).

                  "Qualified Counterparty": with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.

                  "Real Estate": all real property held or used by the Borrower or its Subsidiaries, which the Borrower or the relevant Subsidiary owns in fee or in which it holds a leasehold interest as a tenant.

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of Holdings, the Borrower or any of the Borrower's Subsidiaries.

                  "Register": as defined in Section 9.6(d).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by Holdings, the Borrower or any of Borrower's Subsidiaries in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.7(b) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to make capital expenditures useful in its business or otherwise acquire assets useful in its business.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to make capital expenditures useful in its business or otherwise acquire assets useful in the Borrower's business.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring twelve months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to undertake to, make capital expenditures useful in the Borrower's business or otherwise acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Related Fund": with respect to any Lender, any fund that (x) invests as a regular part of its business in commercial loans and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an Affiliate of such Lender.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events described in Section 4043(c)(3) of ERISA and other than those events as to which the thirty day notice period is waived under subsections .22, .24 (solely with respect to partial termination of a Plan), .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

                  "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Term Loan Commitments and (b) thereafter, the sum of the aggregate unpaid principal amount of the Term Loans then outstanding.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Reserve Report": means a report setting forth the Proved Reserves by reserve category attributable to the Hydrocarbon Interests constituting Proved Reserves owned directly by the Borrower or any Subsidiary thereof, a projection of the rate of production and net operating income with respect thereto, as of a specified date, and such other information as is customarily obtained from and provided in such reports, satisfactory in form and substance to the Administrative Agent. All Reserve Reports prepared after the Closing Date and required by this Agreement or any of the other Loan documents shall be prepared, reviewed or audited in a manner consistent with the past practices of the Borrower by an Approved Engineer.

                  "Responsible Officer": the chief executive officer, president, senior vice president, chief financial officer, treasurer or controller of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of the Borrower.

                  "Restricted Payments": as defined in Section 6.6.

                  "RMT Senior Notes": the $150,000,000 7.55% Senior Notes due 2007 of the Borrower issued pursuant to the Indenture, dated as of February 1, 1997 (as amended, supplemented or otherwise modified from time to time, the "Senior Note Indenture"), between the Borrower and Bankers Trust Company, as Trustee.

                  "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

                  "Secured Parties": as defined in the Guarantee and Collateral Agreement.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Specified Hedge Agreement": any Hedge Agreement described in clause (a) of such definition entered into by the Borrower or any Subsidiary and any Qualified Counterparty.

                  "S&P": Standard & Poor's Rating Services and its successors.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor": each Subsidiary of the Borrower.

                  "Term Loan": as defined in Section 2.1.

                  "Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Term Loan Commitments is $500,000,000.

                  "Term Loan Percentage": as to any Lender at any time, the percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

                  "Term Note": as defined in Section 2.4(e).

                  "Total Senior Secured Debt": at any time, an amount equal to the sum of the aggregate principal amount of Indebtedness outstanding at such time under this Agreement.

                  "Transferee": as defined in Section 9.14.

                  "Type": as to any Term Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "UCC": the Uniform Commercial Code as in effect from time to time in the State of New York.

                  "U.S. Lender": each Lender (or Transferee), each Issuing Lender and each Agent that is a United States person as defined in section 7701(a)(30) of the Code.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                  1.2 Other Definitional Provisions. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (a) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (d)      All calculations of financial ratios set forth in
Section 6.1 shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.

              SECTION 2. AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

                  2.1 Term Loan Commitments. Subject to the terms and conditions hereof, the Lenders severally agree to make term loans (each, a "Term Loan") to the Borrower on the Closing Date in an amount for each Lender not to exceed the amount of the Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections
2.2 and 2.8.

                  2.2 Procedure for Term Loan Borrowing. The Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Lenders make the Term Loans on the Closing Date. The Term Loans made on the Closing Date shall initially be Base Rate Loans, and no Term Loan may be converted into or continued as a Eurodollar Loan prior to the date which is 5 Business Days after the Closing Date or such shorter period as may be reasonably acceptable to the Administrative Agent. Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Lenders, in like funds as received by the Administrative Agent.

                  2.3 Repayment of Term Loans. The Term Loan of each Lender shall mature in 16 consecutive quarterly installments, commencing on September 30, 2003, each of which shall be in an amount equal to such Lender's Term Loan Percentage multiplied by the percentage set forth below opposite such installment of the aggregate principal amount of Term Loans made on the Closing
Date:

    Installment                          Percentage
    -----------                          ----------
September 30, 2003                         0.25%
December 31, 2003                          0.25%
March 31, 2004                             0.25%
June 30, 2004                              0.25%
September 30, 2004                         0.25%
December 31, 2004                          0.25%
March 31, 2005                             0.25%
June 30, 2005                              0.25%
September 30, 2005                         0.25%
December 31, 2005                          0.25%
March 31, 2006                             0.25%
June 30, 2006                              0.25%
September 30, 2006                         0.25%
December 31, 2006                          0.25%
March 31, 2007                             0.25%
May 30, 2007                              96.25%

                  2.4 Repayment of Term Loans; Evidence of Debt. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Lender the principal amount of each Term Loan of such Lender in installments according to the schedule set forth in Section 2.3 (or on such earlier date on which the Term Loans become due and payable pursuant to Section 7.1); provided that the Borrower shall repay the unpaid principal amount of the Term Loans on the Maturity Date. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.10.

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Term Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 9.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Term Loan made hereunder and any Term Note evidencing such Term Loan, the Type of such Term Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.4(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Term Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                  (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans of such Lender, substantially in the forms of Exhibit G (a "Term Note"), with appropriate insertions as to date and principal amount; provided, that delivery of Term Notes shall not be a condition precedent to the occurrence of the Closing Date or the making of the Term Loans on the Closing Date.

                  2.5 Fees, etc. The Borrower agrees to pay to the Arrangers and the Agents the fees in the amounts and on the dates previously agreed to in writing by the Borrower, the Arrangers and the Agents.

                  2.6 Optional Prepayments. The Borrower may at any time and from time to time prepay the Term Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.16. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

                  2.7 Mandatory Prepayments. If any Capital Stock shall be issued (excluding any Capital Stock issued to Parent or any of its Affiliates), or Indebtedness incurred, by Holdings, the Borrower or any of Borrower's Subsidiaries (excluding any Indebtedness incurred in accordance with Section 6.2(a) to (h), (i) (to the extent set forth therein), and (j) and (k)), then on the date of such issuance or incurrence, the Term Loans shall be prepaid, by an amount equal to the amount of the Net Cash Proceeds of such issuance or incurrence. The provisions of this Section do not constitute a consent to the issuance of any equity securities by any entity whose equity securities are pledged pursuant to the Guarantee and Collateral Agreement, or a consent to the incurrence of any Indebtedness by Holdings, the Borrower or any of the Borrower's Subsidiaries.

                  (a) If on any date Holdings, the Borrower or any of Borrower's Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, on the date of receipt by Holdings, the Borrower or any of the Borrower's Subsidiaries of such Net Cash Proceeds, the Term Loans shall be prepaid by an amount equal to the amount of such Net Cash Proceeds; provided that such prepayment of the Term Loans need not be made pursuant to this Section 2.7(b) until the Borrower or any of its Subsidiaries shall have received at least $10,000,000 in Net Cash Proceeds in the aggregate from Asset Sales or Recovery Events, at which time, such $10,000,000 in Net Cash Proceeds from any Asset Sales or Recovery Events and all further Net Cash Proceeds from any Asset Sales or Recovery Events received prior to application, shall be promptly applied to the prepayment of the Term Loans as set forth in this Section 2.7(b) and after giving effect to such prepayment the foregoing $10,000,000 basket shall be reinstated; and provided, further, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $50,000,000 in any fiscal year of the Borrower and (ii) on each Reinvestment Prepayment Date the Term Loans shall be prepaid by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event. The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 6.5.

                  2.8 Conversion and Continuation Options. The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such conversions or
(ii) after the date that is one month prior to the final scheduled termination or maturity date of the Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.

                  (a) The Borrower may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Term Loans, provided that no Eurodollar Loan may be continued as such
(i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of the Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Term Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.9 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

                  2.10 Interest Rates and Payment Dates. Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (a) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin.

                  (b) (i) If all or a portion of the principal amount of any Term Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% and (ii) if all or a portion of any interest payable on any Term Loan or any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non payment until such amount is paid in full (after as well as before judgment).

                  (c) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  2.11 Computation of Interest and Fees. Interest, fees, commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Term Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (a) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.10(a).

                  2.12 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Term Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Term Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Term Loans to Eurodollar Loans.

                  2.13 Pro Rata Treatment and Payments. Each borrowing by the Borrower from the Lenders hereunder shall be made pro rata according to the respective Term Loan Percentages of the Lenders. Each payment (other than prepayments) in respect of principal or interest in respect of the Term Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

                  (a) Each payment (including each prepayment) of the Term Loans shall be allocated among the Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Lenders, and shall be applied to the installments of such Term Loans pro rata based on the remaining outstanding principal amount of such installments. Amounts prepaid on account of the Term Loans may not be reborrowed.

                  (b) The application of any payment of Term Loans (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. Each payment of the Term Loans shall be accompanied by accrued interest to the date of such payment on the amount paid.

                  (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrower after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been on the next following Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to the Closing Date that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Closing Date, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Closing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans, on demand, from the Borrower.

                  (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  2.14 Requirements of Law. If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                           (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section
                                    2.15 and changes in the rate of tax on the overall net income of such Lender);

                           (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                           (iii)    shall impose on such Lender any other
                                    condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, within 30 days of written demand therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender within 30 days of such written demand therefor, such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) A certificate describing in reasonable detail the basis for any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The Borrower shall not be obligated to make any payment to any Lender under this Section which is attributable to any period of time occurring more than 180 days prior to the date of any certificate delivered pursuant to the preceding sentence. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

                  2.15 Taxes. All payments made by the Borrower or any other Loan Party under this Agreement and the other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower or any other Loan Party shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a).

                  (a) In addition, the Borrower and each other Loan Party shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (b) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower or any other Loan Party, as promptly as possible thereafter the Borrower or such other Loan Party shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower or any other Loan Party showing payment thereof. If the Borrower or such other Loan Party fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower and each other Loan Party shall indemnify the Agents and the Lenders for the full amount of Non-Excluded Taxes or Other Taxes and any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section 2.15 shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

                  (c) (i) Each Lender (or Transferee) and each administrative agent that is not a person (as defined in section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender entitled to exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                           (ii) Each U.S. Lender shall deliver to the Borrower
and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of U.S. Internal Revenue Service Form W-9, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such U.S. Lender certifying that such Lender is entitled to an exemption from United States backup withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such U.S. Lender. Each U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Solely for purposes of this Section 2.15(d), a U.S. Lender shall not include a Lender (or Transferee), or Issuing Lender or Agent, as the case may be, that is treated as an exempt recipient based on the indicators described in Treasury Regulation section 1.6049-4(c)(1)(ii).

                  (d) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  2.16 If any payment of principal, or conversion, of any Eurodollar Loan made to the Borrower is made other than on the last day of an Interest Period relating to such Eurodollar Loan, as a result of a payment made pursuant to Section 2.6 or 2.7 or acceleration of the maturity of such Eurodollar Loan pursuant to Section 7.1 or for any other reason or any conversion pursuant to Section 2.8, the Borrower shall, upon demand of any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of any such payment, purchase or conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Eurodollar Loan.

                  2.17 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist and (b) such Lender's Term Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Term Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.16.

                  2.18 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.14, 2.15(a) or 2.17 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Term Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.14, 2.15(a) or 2.17.

                  2.19 Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.14 or 2.15 or gives a notice of illegality pursuant to Section 2.17 or (b) defaults in its obligation to make Term Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.18 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.14 or 2.15 or to eliminate the illegality referred to in such notice of illegality given pursuant to Section 2.17, (iv) the replacement financial institution shall purchase, at par, all Term Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under
Section 2.16 (as though Section 2.16 were applicable) if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.14 or 2.15, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and
(ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Arrangers, the Agents and the Lenders to enter into this Agreement and to make the Term Loans, Holdings and the Borrower hereby jointly and severally represent and warrant to each Arranger, each Agent and each Lender that:

                  3.1 Financial Condition. The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 2003 (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Term Loans to be made on the Closing Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at March 31, 2003, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (a) The audited consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2002, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, and the audited consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2001, and the related consolidated statements of income and of cash flows for the period from May 4, 2001 to December 31, 2001, each reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective periods then ended. The unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2003, and the related unaudited consolidated statements of income and cash flows for the 3-month period ended on such date, present fairly the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein and the absence of footnotes in unaudited statements). Except for the Holdings Subordinated Guaranty and intercompany Indebtedness eliminated in a consolidation of Holdings and its Subsidiaries, Holdings, the Borrower and Borrower's Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long term leases or unusual forward or long term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph or the footnotes thereto. Except as disclosed on Schedule 3.1, during the period from December 31, 2002 to and including the date hereof there has been no Disposition by the Borrower and its Subsidiaries of any material part of its business or Property.

                  3.2 No Change. Since December 31, 2002, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  3.3 Corporate Existence; Compliance with Law. Each of Holdings, the Borrower and the Borrower's Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or equivalent power and authority to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except in the case of clauses (c) and (d), to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  3.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate or equivalent power and authority to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 3.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 3.19. This Agreement has been, and each other Loan Document to which any Loan Party is a party will be, duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of Holdings, the Borrower or any of their respective Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to Holdings, the Borrower or any of the Borrower's Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  3.6      No Material Litigation. Except as set forth on
Schedule 3.6 (any such litigation set forth therein could not, in the judgment of the Borrower, reasonably be expected to have a Material Adverse Effect), no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against Holdings, the Borrower or any of the Borrower's Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  3.7 No Default. Neither Holdings, the Borrower nor any of the Borrower's Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  3.8 Ownership of Property; Liens. Each of Holdings, the Borrower and the Borrower's Subsidiaries has a valid interest in all its Property, and none of such Property is subject to any Lien other than Permitted Liens and imperfections in title that do not in the aggregate materially detract from the value or use of such Property in the business of Borrower and its Subsidiaries.

                  3.9 Intellectual Property. Each of Holdings, the Borrower and the Borrower's Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim. The use of Intellectual Property by Holdings, the Borrower and the Borrower's Subsidiaries does not infringe on the rights of any Person in any material respect.

                  3.10 Taxes. Each of Holdings, the Borrower and each of their respective Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or their respective Subsidiaries, as the case may be); and no tax Lien has been filed that is not a Permitted Lien, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  3.11 Federal Regulations. No part of the proceeds of any Term Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1 referred to in Regulation U.

                  3.12 Labor Matters. There are no strikes or other labor disputes against Holdings, the Borrower or any of the Borrower's Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of Holdings, the Borrower and the Borrower's Subsidiaries have not been in violation of the Fair

Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from Holdings, the Borrower or any of the Borrower's Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Holdings, the Borrower or the relevant Subsidiary.

                  3.13 ERISA. Except as set forth on Schedule 3.13, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five year period prior to the date on which this representation is made with respect to any Plan. Each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. Except as set forth on Section 3.13, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  3.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

                  3.15     Subsidiaries. The Subsidiaries listed on Schedule
3.15 constitute all the Subsidiaries of Holdings at the date hereof. Schedule
3.15 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary of Holdings and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party.

                  (a) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of Holdings, the Borrower or any of the Borrower's Subsidiaries.

                  3.16 Use of Proceeds. The proceeds of the Term Loans shall be used (i) to repay in part loans outstanding under, and other amounts due in respect of, the Existing Credit Agreement, and to pay related fees and expenses, and (ii) for general corporate purposes.

                  3.17     Environmental Matters. Except as set forth on
Schedule 3.17 (provided, however, that any such matters set forth therein could not, in the judgment of the Borrower, reasonably be expected to have a Material Adverse Effect) and other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                  (a)      Holdings, the Borrower and the Borrower's
Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained.

                  (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by Holdings, the Borrower or any of the Borrower's Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of Holdings, the Borrower or any of the Borrower's Subsidiaries under any applicable Environmental Law or otherwise result in costs to Holdings, the Borrower or any of the Borrower's Subsidiaries, or (ii) interfere with Holdings', the Borrower's or any of the Borrower's Subsidiaries' continued operations, or (iii) impair the fair saleable value of any real property owned or leased by Holdings, the Borrower or any of the Borrower's Subsidiaries.

                  (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which Holdings, the Borrower or any of the Borrower's Subsidiaries is, or to the knowledge of Holdings or the Borrower will be, named as a party that is pending or, to the knowledge of Holdings or the Borrower, threatened.

                  (d) None of Holdings, the Borrower or any of the Borrower's Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law.

                  (e) None of Holdings, the Borrower or any of the Borrower's Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

                  (f) None of Holdings, the Borrower or any of the Borrower's Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law.

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

                  3.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement (other than projections and the financial statements of the Borrower for fiscal years 1998, 1999 and 2000 and the first 7 months of fiscal year 2001) furnished to the Arrangers, the Administrative Agent, any other Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement) and taken as a whole, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of Holdings and the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Arrangers, the Administrative Agent, any other Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  3.19 Security Documents. The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a)-1 (which financing statements have been duly completed and executed, delivered to and authorized to be filed by the Administrative Agent) and such other filings as are specified on
Schedule 3 to the Guarantee and Collateral Agreement have been completed, the Guarantee and Collateral Agreement shall constitute (to the extent perfection can be accomplished by filings of UCC financing statements or the delivery and possession of Pledged Stock or Pledged Notes) a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Permitted Liens). Schedule 3.19(a)-2 lists each UCC Financing Statement that (i) names any Loan Party as debtor and (ii) will remain on file after the Closing Date. Schedule 3.19(a)-3 lists each UCC Financing Statement that (i) names any Loan Party as debtor and (ii) will be terminated on or prior to the Closing Date; and on or prior to the Closing Date, the Borrower will have delivered to the Administrative Agent, or caused to be filed, duly completed UCC termination statements, authorized or authenticated by the relevant secured party, in respect of each UCC Financing Statement listed in Schedule 3.19(a)-3.

                  (a) Upon the due execution and recordation thereof, each of the Mortgages will be effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on, and security interest in, the Mortgaged Properties described, and as defined, therein and proceeds and products thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(b), each such Mortgage shall constitute a fully perfected first-priority Lien on, and security interest in, all of the Mortgaged Properties and the proceeds and products thereof, as security for the Obligations, in each case prior and superior in right to any Liens of any other Person other than Permitted Liens.

                  3.20 Solvency. The Loan Parties are, taken as a whole, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be, and will continue to be, Solvent.

                  3.21     Hydrocarbon Interests. As of the Closing Date,
Schedule 3.21 sets forth a list of all of the Hydrocarbon Interests consisting of oil and gas leaseholds, mineral interests, royalty and overriding royalty interests in which the Borrower or any of its Subsidiaries has an interest.

                  3.22 Permits. Except as set forth in Section 3.17 (provided, however, that any such matters set forth therein could not, in the judgment of the Borrower, reasonably be expected to have a Material Adverse Effect) and other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each of Holdings, the Borrower and the Borrower's Subsidiaries has obtained and holds all Permits required in respect of all Real Estate and for any other property otherwise operated by or on behalf of, or for the benefit of, such Person and for the operation of each of its businesses as presently conducted, (ii) all such Permits are in full force and effect, and each of Holdings, the Borrower and the Borrower's Subsidiaries has performed and observed all requirements of such Permits, (iii) no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (iv) no such Permits contain any restrictions, either individually or in the aggregate, that are materially burdensome to Holdings, the Borrower or any of the Borrower's Subsidiaries, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such Person, (v) each of Holdings, the Borrower and the Borrower's Subsidiaries reasonably believes that the Permits necessary for the operation of its Oil and Gas Business, taken as a whole, will be renewed and complied with and that any additional permits necessary for the operation of its Oil and Gas Business, taken as a whole, will be obtained and complied with.

                  (a) Except as set forth on Schedule 3.22(b) and except for filings and recordings required for the perfection of Liens, no consent or authorization of, filing with, Permit from, or other act by or in respect of, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of, or enforcement of remedies (including, without limitation, foreclosure on the Collateral) pursuant to, this Agreement and the other Loan Documents.

                  3.23 Lease Payments. Each of Holdings, the Borrower and the Borrower's Subsidiaries has paid all royalties and payments required to be made by it under leases of Oil and

Gas Properties (except for properties abandoned in the ordinary course of business or with respect to which the failure to pay such royalties and other payments could not reasonably be expected to have a Material Adverse Effect) where any of the Collateral is or may be located from time to time (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or such Subsidiary, as the case may be); to the knowledge of Holdings or the Borrower, no claim is being asserted with respect to any such payments that, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect.

                  3.24 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 4. CONDITIONS PRECEDENT

                  4.1 Conditions to the Term Loan. The agreement of each Lender to make the Term Loan requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such Term Loan on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of Holdings and the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower and each Subsidiary Guarantor, and (iii) a Lender Addendum executed and delivered by each Lender and accepted by the Borrower.

                  (b) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Borrower and its Subsidiaries for the 1998, 1999, 2000 and 2002 fiscal years, (iii) audited consolidated financial statements of the Borrower and its Subsidiaries for the period from August 1, 2001 to December 31, 2001, (iv) unaudited consolidated financial statements of the Borrower and its Subsidiaries for the period from January 1, 2001 to July 31, 2001 (without footnotes) and (v) unaudited interim consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarter of the Borrower ended March 31, 2003; and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower and its Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

                  (c) Approvals. All governmental and third party approvals (including landlords' and other consents) necessary or, in the reasonable judgment of the Administrative Agent, advisable in connection with the continuing operations of Holdings, the Borrower and the Borrower's Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect.

                  (d) Related Agreements. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by the Borrower, of such documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which Parent or any Loan Party may be a party that is requested by the Administrative Agent.

                  (e) Termination of Existing Credit Agreement. The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the Existing Credit Agreement shall be simultaneously terminated, all amounts thereunder shall be simultaneously paid in full and arrangements reasonably satisfactory to the Administrative Agent shall have been made for the termination of Liens and security interests granted in connection therewith.

                  (f) Fees. The Administrative Agent and the other Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of Weil, Gotshal & Manges LLP and LeBoeuf Lamb, Greene & MacRae, L.L.P., counsel to the Administrative Agent), on or before the Closing Date. All such amounts will be paid with proceeds of Term Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

                  (g) Business Plan. The Lenders shall have received satisfactory business projections for fiscal years 2003 - 2007.

                  (h) Solvency Certification. The Lenders shall have received a Solvency Certificate, substantially in the form of Exhibit J, from the treasurer or controller of Holdings and the Borrower, which shall document the solvency of Holdings, the Borrower and the Borrower's Subsidiaries considered as a whole after giving effect to the transactions contemplated hereby.

                  (i) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code financing statements or other filings or recordations have been or should be made to evidence or perfect security interests in all assets of the Loan Parties, and such search shall reveal no liens on any of the assets of the Loan Party, except for Liens permitted by
Section 6.3.

                  (j) Reserve Reports. The Administrative Agent shall have received a Reserve Report dated as of December 31, 2002, covering the Hydrocarbon Interests of the Borrower and its Subsidiaries, in form and substance satisfactory to the Administrative Agent.

                  (k) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                  (l) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                           (i) the legal opinion of Gibson, Dunn & Crutcher LLP, counsel to Holdings, the Borrower and the Borrower's Subsidiaries, substantially in the form of Exhibit F-1;

                           (ii) the legal opinion of Davis Graham & Stubbs LLP, counsel to the Borrower, substantially in the form of Exhibit F-2; and

                           (iii) such other legal opinions of local counsel as are requested by the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (m) Pledged Stock; Stock Powers; Acknowledgment and Consent; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (ii) an Acknowledgment and Consent, substantially in the form of Annex II to the Guarantee and Collateral Agreement, duly executed by any issuer of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement that is not itself a party to the Guarantee and Collateral Agreement and (iii) each promissory note pledged pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.

                  (n) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.3 and Liens subject to releases delivered at Closing), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent be in proper form for filing, registration or recordation.

                  (o) Oil and Gas Mortgages. The Lenders shall have received, in form satisfactory for filing, Mortgages on each of the Borrower's Oil and Gas Properties, other than those set forth on Schedules 6.5(f)(i) or 6.5(i) or any Oil and Gas Property with a fair market value as of the Closing Date of less than $2,000,000 (so long as the aggregate fair market value of the Properties excluded by the Borrower from inclusion in the Collateral as a result of such threshold at any time does not exceed $10,000,000 in the aggregate).

                  (p) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.

                  (q) Minimum Rating. The Facility shall have been assigned a senior secured credit rating of not less than B3 from Moody's and B+ from S&P, which ratings shall remain in effect on the Closing Date.

                  (r) Environmental. The Lenders shall be reasonably satisfied with the environmental affairs of the Borrower and its Subsidiaries.

                  (s) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of the Closing Date.

                  (t) No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the Term Loans requested to be made on the Closing Date.

                        SECTION 5. AFFIRMATIVE COVENANTS

                  Holdings and the Borrower hereby jointly and severally agree that, so long as any Term Loan or other amount is owing to any Lender, any Arranger or any Agent hereunder, each of Holdings and the Borrower shall and shall cause each of the Borrower's Subsidiaries to:

                  5.1 Financial Statements. Furnish to the Administrative Agent for the benefit of each Lender:

                  (a) as soon as available, but in any event within 105 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year end audit adjustments and the absence of footnotes); and

all such financial statements to be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein) and to present fairly the financial condition of the Borrower and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby.

                  5.2 Certificates; Other Information. Furnish to the Administrative Agent:

                  (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower with Section 6.1 as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent in writing, a listing of any county and state, where any Loan Party has an Oil and Gas Property required to be pledged to the Lenders pursuant to Section 5.9;

                  (c) concurrently with any Compliance Certificate delivered pursuant to paragraph (b) above, (i) a production statement that identifies the most recent information available relating to net revenue interests of Hydrocarbons sold by the Borrower and its Subsidiaries and (ii) a statement of revenues and expenses attributable to the Hydrocarbon Interests of the Borrower and its Subsidiaries for such fiscal quarter ended;

                  (d) concurrently with the delivery of any financial statements pursuant to Section 5.1(a), and such other time as the Borrower may, in its sole discretion elect, an Engineering Report;

                  (e) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and the Borrower's Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, by the Borrower for any material changes to such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                  (f) within 60 days after the end of each fiscal quarter of the Borrower (or in the case of the fourth fiscal quarter of each year, within 105 days after the end of such fiscal quarter), a narrative discussion and analysis of the financial condition and results of operations of the Borrower and the Borrower's Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

                  (g) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect the Governing Documents of Holdings, the Borrower or any of the Borrower's Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

                  (h) to the extent not previously provided, within five days after the same are sent, copies of all financial statements and reports that Holdings, the Borrower or any of the Borrower's Subsidiaries sends to the holders of any class of its public debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings, the Borrower or any of the Borrower's Subsidiaries may make to, or file with, the SEC;

                  (i) promptly and in any event within 10 days of a Responsible Officer obtaining knowledge thereof: (i) notice of any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, could reasonably be expected to result in the payment by Holdings, the Borrower or any of the Borrower's Subsidiaries, in the aggregate, of a Material Environmental Amount; and (ii) any notice that any Governmental Authority may condition approval of, or any application for, an Environmental Permit or any other Permit held by Holdings, the Borrower or any of the Borrower's Subsidiaries on terms and conditions that could reasonably be expected to have a Material Adverse Effect;

                  (j) promptly upon receipt thereof, copies of all title opinions produced in the ordinary course of business or delivered to or received by the Borrower or its Subsidiaries covering any Oil and Gas Properties acquired by the Borrower or its Subsidiaries after the Closing Date; and

                  (k) promptly, such additional financial and other information as the Administrative Agent may from time to time reasonably request.

                  5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except (i) where the failure to pay, discharge or otherwise satisfy such obligations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, or (ii) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings, the Borrower or Borrower's Subsidiaries, as the case may be.

                  5.4 Conduct of Business and Maintenance of Existence, etc. (a) (i) Preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  5.5 Maintenance of Property; Insurance. Keep all of its Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, subject to Dispositions permitted under Section 6.5 and maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  (a) Maintain all rights of way, easements, grants, privileges, licenses, certificates, and permits necessary for the use of any Real Estate the failure of which to maintain could reasonably be expected to result in a Material Adverse Effect and will not, without the prior written consent of the Administrative Agent, consent to any public or private restriction as to the use of any Real Estate that could reasonably be expected to interfere materially with the use or operation of a material portion of the Real Estate by the Borrower or any of its Subsidiaries.

                  (b) (i) Comply with the terms of each lease in respect of Oil and Gas Properties so as to not permit any material uncured default on its part to exist in respect of such lease and renew the terms of such leases on commercially reasonable terms, except such defaults and expiration of leases that could not be reasonably expected to have a Material Adverse Effect and (ii) in accordance with prudent industry practices, perform or cause to be performed each and every material act required by each and all of the leases in respect of its material Oil and Gas Properties and all other material agreements and material contracts constituting or affecting its material Oil and Gas Properties, do all things necessary to keep unimpaired its rights thereunder and prevent any forfeiture thereof or default thereunder, and operate or cause to be operated such Oil and Gas Properties in a diligent, careful and efficient manner in material compliance with all applicable Requirements of Law, in each case, except to the extent the failure to so act could not reasonably be expected to have a Material Adverse Effect.

                  (c) Preserve and protect the Lien status of each respective Mortgage and, if any Lien (other than unrecorded Liens permitted under Section 6.3 that arise by operation of law and other Liens permitted under
Section 6.3(b)(i), (ii), (v), (vi), (x), (xi), (xii), (xiii), (xiv), (xv) and
(xvi)) is asserted against any material Mortgaged Property, promptly and at its expense, give the Administrative Agent a detailed written notice of such Lien and pay the underlying claim in full or take such other action so as to cause it to be released or bonded over in a manner satisfactory to the Administrative Agent.

                  5.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records upon reasonably prior written notice, at any reasonable time, at such Lender's expense (so long as no Event of Default shall have occurred and be continuing) and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings, the Borrower and Borrower's Subsidiaries with officers and employees of Holdings, the Borrower and Borrower's Subsidiaries and, so long as (i) accompanied by a Responsible Officer and (ii) no more often than annually unless an Event of Default shall have occurred and be continuing, with its independent certified public accountants.

                  5.7 Notices. Promptly after a Responsible Officer has knowledge, give notice to the Administrative Agent for the benefit of each
Lender:

                  (a)      the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of Holdings, the Borrower or any of Borrower's Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Holdings, the Borrower or any of Borrower's Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting Holdings, the Borrower or any of Borrower's Subsidiaries in which the amount involved is $10,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought which, if granted, could reasonably be expected to cause a Material Adverse Effect;

                  (d) the following events, as soon as possible and in any event within 30 days after a Responsible Officer knows thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  5.8 Environmental Laws. Comply in all material respects with, and use commercially reasonable best efforts to cause compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain, comply with and maintain, in each case in all material respects, and use commercially reasonable best efforts to cause all tenants and subtenants, if any, to obtain, comply with and maintain, in each case in all material respects, the Environmental Permits that are material and necessary for the continued operation of its Oil and Gas Business.

                (a) Conduct and complete all investigations, studies, sampling and testing associated with response, removal or remediation actions required under Environmental Laws.

                  5.9 Additional Collateral, etc. With respect to any Property having a value of at least $2,000,000 individually (so long as the aggregate fair market value of the Properties excluded by the Borrower from inclusion in the Collateral as a result of such threshold at any time does not exceed $10,000,000 in the aggregate) acquired after the Closing Date by any Grantor (other than (x) Property acquired by an Excluded Foreign Subsidiary, (y) Property (other than any Oil and Gas Property) acquired by any Bison Entities, and (z) any other Property excluded from the Collateral pursuant to the terms of the Guarantee and Collateral Agreement) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent Mortgages, such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest (subject to Permitted Liens) in such Property and
(ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property, including without limitation, the filing of Mortgages or Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

                  (a) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by Holdings, the Borrower or any of Borrower's Subsidiaries, cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a security interest (subject to Permitted Liens) in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

                  (b) Use commercially reasonable efforts to deliver to the Administrative Agent, for the benefit of the Lenders, as soon as commercially practicable, the certificates representing the shares of Class B Common Stock of the Borrower (or substitute certificates with the same rights) issued to the Original Lenders (as defined in the Existing Credit Agreement), together with a stock power for each such certificate executed by a duly authorized officer of such Original Lender.

                  5.10 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by Holdings, the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, Holdings and the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from Holdings, the Borrower or any of the Borrower's Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                  5.11 Capital Expenditure. The Capital Expenditures of the Borrower and its Subsidiaries shall be at least $40,000,000 in each fiscal year beginning on or after January 1, 2004, (excluding any Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount).

                         SECTION 6. NEGATIVE COVENANTS

                  Holdings and the Borrower hereby jointly and severally agree that, so long as any Term Loan or other amount is owing to any Lender, any Arranger or any Agent hereunder, each of Holdings and the Borrower shall not, and shall not permit any of the Borrower's Subsidiaries to, directly or indirectly:

                  6.1      Financial Condition Covenants.

                  (a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending September 30, 2003 and each fiscal quarter thereafter to be less than 3.00 to 1.00.

                  (b) PV-10 Value to Total Senior Secured Debt Ratio. Permit the ratio of PV-10 Value to Total Senior Secured Debt as of September 30, 2003 and as of each March 31 and September 30 thereafter to be less than 1.75 to 1.00.

                  6.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary;

                  (c) Indebtedness outstanding on the date hereof and listed on Schedule 6.2(c) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

                  (d) Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Subsidiary Guarantor;

                  (e) Guarantee Obligations of the Borrower or any Subsidiary Guarantor in respect of any other Indebtedness permitted under this
Section 6.2;

                  (f) Indebtedness of Holdings pursuant to the Holdings Subordinated Guaranty;

                  (g) Indebtedness in respect of acceptances, letters of credit or similar instruments in the ordinary course of the Borrower's exploration and production activities in an aggregate face or principal amount not to exceed $30,000,000;

                  (h) Indebtedness of any Loan Party to Parent or its Affiliates (other than the Loan Parties) that has been subordinated to such Loan Party's Obligations on terms reasonably satisfactory to the Administrative Agent;

                  (i) senior unsecured notes and senior unsecured subordinated notes (collectively, the "New Notes") issued by the Borrower or Holdings containing covenants, events of default and other terms customary for such transactions or otherwise less restrictive to Holdings and its Subsidiaries than those set forth in this Agreement or otherwise reasonably satisfactory to the Administrative Agent; provided that (x) the interest rate applicable thereto does not exceed the then applicable market interest rate and the maturity date therefor is no earlier than the date one year and one day after the Maturity Date, (y) no Default or Event of Default exists at the time of the issuance of such notes or would result therefrom and (z) the requirements of Section 2.7(a) are complied with in connection therewith for the Net Cash Proceeds of any Indebtedness permitted by this Section 6.2(i) in excess of $150,000,000;

                  (j) Indebtedness in respect of any standby letters of credit that may be delivered in connection with Section 6.17; and

                  (k) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $50,000,000 at any one time outstanding.

                  6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for (a) with respect to Holdings, Liens granted pursuant to the Loan Documents and (b) with respect to the Borrower and its Subsidiaries only, the following Liens:

                           (i) Lessors' royalties, overriding royalties, reversionary interests and similar burdens;

                           (ii) Any required third-party consents to assignment of leases and contracts and preferential purchase rights;

                           (iii) Liens for taxes or assessments not yet due or not yet delinquent or, if delinquent, that are being contested in good faith in the normal course of business and for which adequate reserves are maintained in accordance with GAAP;

                           (iv) all rights to consent by, required notices to, filings with, or other actions by Governmental Authorities in connection with the sale or conveyance of the assets if the same is customarily obtained subsequent to such sale or conveyance;

                           (v) Rights of reassignment upon the surrender or expiration of any lease;

                           (vi) easements, rights-of-way, servitudes, permits, surface leases and other rights with respect to surface operations on, over or in respect of any of the Oil and Gas Properties or any restriction on access thereto and that do not materially interfere with the operation of the affected Oil and Gas Property;

                           (vii) Materialman's, mechanics', repairman's, employees', contractors', operators or other similar Liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of the assets of the Borrower or the Borrower's Subsidiaries, (i) if they have not been filed pursuant to law and the time for filing has expired, (ii) if filed, they have not yet become due and payable or payment is being withheld as provided by law or (iii) if their validity is being contested in good faith by appropriate action;

                           (viii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                           (ix) Liens, pledges or deposits by or on behalf of the Borrower or any of the Borrower's Subsidiaries to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                           (x) Liens in existence on the date hereof listed on Schedule 6.3(b)(x), securing Indebtedness permitted by Section 6.2(c), including extensions, renewals and replacements of such Liens granted in connection with any refinancing, refunding, renewal or extension of any such Indebtedness, provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                           (xi) any interest or title of a lessor under any lease entered into by the Borrower or any of the Borrower's Subsidiaries in the ordinary course of its business and covering only the assets so leased;

                           (xii) Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases or rental agreements, farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements covering, arising out, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal, or handling of any Hydrocarbon Interest of the Borrower or any Subsidiary thereof; provided that such agreements are entered into in the ordinary course of business and contain terms customary for such agreements in the industry; and provided further that no Liens described in this paragraph (xii) shall be granted or created in connection with the incurrence of Indebtedness;

                           (xiii)   Rights reserved to or vested in any
                                    Governmental Authority to control or
                                    regulate any of the Oil and Gas Properties in any manner and all Requirements of Law of general applicability in that area;

                           (xiv) Liens arising out of operating agreements, unitization and pooling agreements and production sales contracts securing amounts not yet due or, if due, being contested in good faith in the ordinary course of business;

                           (xv) Gas imbalances that obligate the Borrower to provide and make up free of charge, and that other third parties are entitled to take without paying for, under applicable contracts, as a result of any imbalances in production or sales from the assets at any wells, in any pipelines, at any gas plant or in storage;

                           (xvi) defects, irregularities and deficiencies in the title to any rights of way or any Hydrocarbon Interest of the Borrower or any Subsidiary thereof which in the aggregate do not materially impair the use of such rights of way or any Hydrocarbon Interest for the purposes for which such rights of way and any other Hydrocarbon Interest are held by such Person, and defects, irregularities and deficiencies in title to any Hydrocarbon Interest of the Borrower or any of its Subsidiaries, which defects, irregularities or deficiencies have been cured by possession under applicable statutes of limitations;

                           (xvii)   Liens on the GE Equipment to secure the GE
                                    Loan;

                           (xviii) Liens granted pursuant to the Loan Documents to secure the Obligations (including Specified Hedge Agreements);

                           (xix) purchase money security interests and Liens in respect of Capital Lease Obligations permitted by Section 6.2(c) or Section 6.2(k);

                           (xx) Liens granted in cash collateral to support the issuance of letters of credit permitted pursuant to Section 6.2;

                           (xxi) normal and customary depositary Liens in favor of banks or other depositary institutions incurred in the ordinary course of business; and

                           (xxii) Liens securing other Indebtedness of the Borrower and its Subsidiaries; provided, the aggregate amount of the Indebtedness, secured by Liens permitted pursuant to this clause (xxiii) shall not exceed $50,000,000 at any one time outstanding less the amount of Indebtedness secured pursuant to clause
                                    (xix) of this Section 6.3.

                  6.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that (i) the Subsidiary Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Subsidiary Guarantor and the Borrower shall comply with Section 5.10 in connection therewith);

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor; and

                  (c) the Borrower or any Subsidiary may Dispose of the Capital Stock or other Property or business of a Subsidiary of Borrower in a transaction permitted under Section 6.5.

                  6.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of Holdings, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete, surplus or worn out property in the ordinary course of business;

                  (b) the Disposition of Hydrocarbons or other inventory in the ordinary course of business;

                  (c)      Dispositions permitted by Section 6.4(b);

                  (d) the sale or issuance of (i) any Capital Stock of a Subsidiary of the Borrower (other than Disqualified Stock) to the Borrower or any Subsidiary Guarantor or (ii) the Borrower's Capital Stock (other than Disqualified Stock) to Holdings;

                  (e) any trade or exchange of Oil and Gas Properties or Capital Stock in any corporation or royalty trust in the Oil and Gas Business owned by the Borrower or any of its Subsidiaries for Oil and Gas Properties owned or held by another Person if the fair market value of such Oil and Gas Properties or Capital Stock traded or exchanged by the Borrower or any such Subsidiary (including any cash or Cash Equivalents (excluding cash exchanged with respect to the reimbursement of drilling costs or revenues received by the parties thereto), not to exceed 15% of the such fair market value, to be delivered to the Borrower or such Subsidiary) is reasonably equivalent to the fair market value of the Oil and Gas Properties (together with any cash or Cash Equivalents (excluding cash exchanged with respect to the reimbursement of drilling costs or revenues received by the parties thereto), not to exceed 15% of such fair market value) to be received by the Borrower or such Subsidiary; provided that, such fair market value shall, if at such time the ratio of PV-10 Value to Total Senior Secured Debt is less than 2.25 to 1.00 and such fair market value is equal to or greater than $25,000,000 be as determined in good faith by the Board of Directors of the Borrower as evidenced by a Board resolution delivered to the Administrative Agent; provided further that the Borrower and its Subsidiaries shall execute and deliver Mortgages to the Administrative Agent on any Oil and Gas Properties received by the Borrower or its Subsidiaries to the extent required by Section 5.9 (provided, however, that notwithstanding anything in this Section 6.5(e) to the contrary, Holdings, the Borrower and the Borrower's Subsidiaries may not trade or exchange Oil and Gas Properties or Capital Stock in any corporation or royalty trust in the Oil and Gas Business owned by the Borrower or any of its Subsidiaries for Oil and Gas Properties owned or held by another Person in an amount exceeding $50,000,000 per fiscal year;

                  (f) (i) Dispositions described in detail on Schedule 6.5(f)(i) required in connection with operating contracts, joint venture agreements and lease agreements existing on the date hereof and (ii) Dispositions of Property acquired after the Closing Date required in connection with operating contracts, joint venture agreements and lease arrangements entered into after the date hereof in the ordinary course of business and on arm's-length terms (which Disposition is with the other party to such agreement), the aggregate value of which shall not exceed $25,000,000 per fiscal year;

                  (g) the Disposition of assets having a fair market value not to exceed $50,000,000 per fiscal year; provided that not less than 85% of the proceeds of any such Disposition are solely in the form of cash and the Loan Parties party to such Disposition comply with the provisions of Section 2.7(b);

                  (h) any Recovery Event, provided, that the requirements of Section 2.7(b) are complied with in connection therewith;

                  (i)      the Dispositions described on Schedule 6.5(i);

                  (j)      (i) Dispositions by a Loan Party to a Grantor and
(ii) Dispositions by a Loan Party that is not a Grantor to another Loan Party;

                  (k) so long as no Default or Event of Default shall have occurred and be continuing prior to or after giving effect to such Disposition (without giving effect in any fiscal quarter of the Borrower or at any time to any Cure Amount provided for in Section 7.2 and the Borrower is in compliance with Section 6.1 without giving effect to Section 7.2), the Disposition of Hedge Agreements or other contracts by a Loan Party to the Parent or one of its Affiliates to the extent permitted by Section 6.9;

                  (l) Dispositions consummated in the ordinary course of business on an arm's-length basis pursuant to Oil and Gas Agreements; and

                  (m)      Dispositions described on Schedule 6.5(m).

                  6.6 Limitation on Restricted Payments. Declare or pay any dividend (other than in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Holdings, the Borrower or any of the Borrower's Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or any of the Borrower's Subsidiaries, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating Holdings, the Borrower or any of the Borrower's Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor;

                  (b) the Borrower may pay dividends to Holdings to permit Holdings to (i) pay corporate overhead expenses incurred in the ordinary course of business not to exceed $2,000,000 in any fiscal year; (ii) pay dividends to the Parent to pay the corporate overhead and administration expenses allocated (in a manner consistent with past practices) to the Borrower and its Subsidiaries, and (iii) pay any taxes which are due and payable by Holdings and the Borrower as part of a consolidated group;

                  (c)      any Loan Party may make Dispositions permitted in
Section 6.5(l); and

                  (d) so long as (i) no Default or Event of Default shall have occurred and be continuing prior to or after giving effect to such dividend (without giving effect in any fiscal quarter of the Borrower or at any time to any Cure Amount provided for in Section 7.2 and the Borrower is in compliance with Section 6.1 without giving effect to Section 7.2), including compliance on a pro forma basis with Section 6.16, and (ii) five Business Days prior to making such dividend, the Borrower delivers to the Administrative Agent a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower with Section 6.1(b) as of the date of such Compliance Certificate, based on the PV-10 Value and the Total Senior Secured Debt as of the date of such Compliance Certificate and the Engineering Report most recently delivered to the Administrative Agent, then the Borrower may pay dividends to Holdings and the Parent.

                  6.7 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or all or substantially all of the assets of an unrelated Person or a division of an unrelated Person, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b)      Investments in Cash Equivalents;

                  (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 6.2(b) and (c);

                  (d) loans and advances to employees of Holdings, the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for Holdings, the Borrower and Subsidiaries of the Borrower not to exceed $1,000,000 at any one time outstanding;

                  (e) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 6.7(c)) by Holdings, the Borrower or any of Borrower's Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor;

                  (f) Investments arising in connection with the Holdings Subordinated Guaranty;

                  (g)      Investments pursuant to Oil and Gas Agreements;

                  (h) the acquisition of the beneficial interests in the Barrett Trust not already held by the Borrower, so long as after giving effect to such acquisition all beneficial interests of the Barrett Trust are held by the Borrower for aggregate consideration not to exceed $3,000,000;

                  (i) loans by a Grantor to the Parent or any of its Subsidiaries so long as (i) no Parent Event of Default has occurred and is continuing; (ii) no Default or Event of Default shall have occurred and be continuing prior and after giving effect thereto without giving effect in any fiscal quarter of the Borrower or at any time to any Cure Amount provided for in
Section 7.2 and the Borrower is in compliance with Section 6.1 without giving effect to Section 7.2; and (iii) any such loans are represented by a note, which shall be pledged to the Administrative Agent for the benefit of the Lenders pursuant to Section 5.9;

                  (j) Investments made in connection with the acquisition of (i) the Capital Stock of any Person, so long as (x) after giving effect to such acquisition, such Person becomes a Subsidiary Guarantor, (y) the Borrower complies with Section 5.9 and (z) such Person is engaged in the Oil and Gas Business; and (ii) all or substantially all of the assets of an unrelated Person or a division of an unrelated Person, in each case engaged in the Oil and Gas Business; provided the aggregate amount of such Investments pursuant to this
Section 6.7(j) shall not exceed $100,000,000 during the term of this Agreement; and

                  (k) other Investments in any fiscal year not to exceed $25,000,000.

                  6.8 Limitation on Optional Payments and Modifications of Indebtedness. (i) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any New Notes, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating Holdings, the Borrower or any of the Borrower's Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in market value of such New Notes, (ii) amend or permit the amendment of its Governing Documents in any manner determined by the Administrative Agent to be materially adverse to the Lenders or (iii) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms (including, without limitation, the subordination terms) of any RMT Senior Notes or New Notes (other than any such amendment, modification, waiver or other change that would not adversely affect the interests of the Lenders in any material respect).

                  6.9 Limitation on Transactions with Affiliates. Except for the Holdings Subordinated Guaranty, enter into any transaction, relating to any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any other Grantor) unless such transaction is (a) not prohibited by this Agreement and (b) in the ordinary course of business of Holdings, Borrower or such Subsidiary, as the case may be, upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a Person that is not an Affiliate; provided that if (i) such transaction (or series of transactions) is a Disposition of Property the fair market value of which is greater than $25,000,000 and (ii) at the time of such transaction, the ratio of the PV-10 Value to Total Senior Secured Debt is less than 2.25 to 1.00, then Holdings, the Borrower or any of the Borrower's Subsidiaries shall not enter into such transaction unless the Board of Directors of the Borrower has approved such transaction, as evidenced by a resolution of such Board of Directors delivered to the Administrative Agent.

                  6.10 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by Holdings, the Borrower or any of the Borrower's Subsidiaries of Property which has been or is to be sold or transferred by Holdings, the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of Holdings, the Borrower or such Subsidiary.

                  6.11 Limitation on Changes in Fiscal Periods. Permit the fiscal year of Holdings, the Borrower or any of the Borrower's Subsidiaries to end on a day other than December 31 or change Holdings', the Borrower's or any of the Borrower's Subsidiaries' method of determining fiscal quarters, in each case, without the prior written consent of the Administrative Agent. The Lenders hereby authorize the Agents to enter into such amendments to effect such modifications, if any, in accordance with the provisions of this Section.

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                  6.12     Limitation on Negative Pledge Clauses. Enter into or
suffer to exist or become effective any agreement that prohibits or limits the ability of Holdings, the Borrower or any of the Borrower's Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) any agreements in effect on the date of this Agreement, (d) customary provisions in Oil and Gas Agreements in respect of Collateral the fair market value of which does not exceed $10,000,000 in the aggregate, and (e) customary anti-assignment provisions in any contract entered into from and after the date of this Agreement.

                  6.13 Limitation on Restrictions on Subsidiary Distributions, etc. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of the Borrower or any of the Borrower's Subsidiaries to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness or other obligation owed to Holdings, the Borrower or any other Subsidiary or (b) make loans or advances to Holdings, the Borrower or any other Subsidiary except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) encumbrances and restrictions on any Subsidiary that is not a material Subsidiary, (iv) those encumbrances and restrictions existing on the Closing Date, and (v) other customary encumbrances and restrictions now or hereafter existing of a Borrower or any Subsidiary thereof entered into in the ordinary course of business that are not more restrictive in any material respect than the encumbrances and restrictions with respect to a Borrower or its Subsidiaries existing on the Closing Date.

                  6.14 Business Activities. In the case of the Borrower and its Subsidiaries, engage in any business activity other than the Oil and Gas Business. In the case of Holdings, notwithstanding anything to the contrary in this Agreement or any other Loan Document, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents to which it is a party and (iii) obligations with respect to its Capital Stock,
(iv) the Holdings Subordinated Guaranty, (v) intercompany Indebtedness permitted hereunder, (vi) liabilities in respect of Hedge Agreements temporarily held by Holdings prior to transfer to an Affiliate, or (c) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower in accordance with
Section 6.6 and intercompany loans permitted under Section 6.2 and cash received from Parent or any Affiliate for transmittal to the Borrower and its Subsidiaries) and Cash Equivalents) other than the ownership of shares of Capital Stock of the Borrower and Hedge Agreements temporarily held prior to transfer to an Affiliate.

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                  6.15     Holdings Negative Pledge; Limitation on Assets.
Solely with respect to Holdings, (a) create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure any Indebtedness of Holdings, except for (X) Liens granted pursuant to the Loan Documents, (Y) non-consensual Liens imposed by operation of law and (Z) Liens permitted by Section 6.3(b)(iii) or (b) hold any Property other than (i) all of the Capital Stock of the Borrower, and (ii) temporary ownership of assets being conveyed by the Borrower to the Parent, or the Parent to the Borrower, in accordance with the terms of this Agreement.

                  6.16 Minimum Borrower Liquidity. Permit the sum of (a) cash and Cash Equivalents held by the Borrower in the Collateral Account plus
(b) an irrevocable standby letter of credit naming the Administrative Agent as beneficiary issued by a financial institution reasonably acceptable to the Administrative Agent, to be less than $20,000,000, multiplied by a fraction, the numerator of which is the aggregate unpaid principal amount of Term Loans at the time of determination, and the denominator of which is $500,000,000.

                          SECTION 7. EVENTS OF DEFAULT

                  7.1 If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan; or any Loan Party shall fail to pay any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof;

                  (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made;

                  (c) (i) Any Loan Party shall default in the observance or performance of any agreement contained in Section 5.2(k), clause (i) of Section 5.4(a) (with respect to Holdings and the Borrower only), Section 5.7(a), Section 6 or Section 5 of the Guarantee and Collateral Agreement, or (ii) an "Event of Default" under and as defined in any material Mortgage shall have occurred and be continuing;

                  (d) Any Loan Party shall default in the observance or performance of any other covenant or agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days following the first to occur of (i) a Responsible Officer obtaining knowledge of such default and (ii) the Administrative Agent delivering written notice of such default to the Borrower;

                  (e) Holdings, the Borrower or any of the Borrower's Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Term Loans) on the scheduled or

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original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i),
(ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $25,000,000;

                  (f) (i) Holdings, the Borrower or any of the Borrower's Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of the Borrower's Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of the Borrower's Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Borrower or any of the Borrower's Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any of the Borrower's Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings, the Borrower or any of the Borrower's Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of

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ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of
ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (vi) the Borrower, any of the Borrower's Subsidiaries or any Commonly Controlled Entity shall be required to make during any fiscal year of the Borrower payments pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees (or their dependents) that, in the aggregate, exceed the amount set forth on Schedule 7(g)(i) with respect to such fiscal year, (vii) the Borrower, any of the Borrower's Subsidiaries or any Commonly Controlled Entity shall be required to make during any fiscal year of the Borrower contributions to any defined benefit pension plan subject to Title IV of ERISA (including any Multiemployer Plan) that, in the aggregate, exceed the amount set forth on Schedule 7(g)(ii) with respect to such fiscal year or; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect;

                  (h) One or more judgments or decrees shall be entered against Holdings, the Borrower or any of the Borrower's Subsidiaries involving for Holdings, the Borrower and the Borrower's Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

                  (i) Any of the Security Documents shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby;

                  (j) The guarantees contained in (i) Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, any Loan Party shall so assert;

                  (k) Any Loan Party or any Affiliate of any Loan Party shall assert that any provision of any Loan Document is not in full force and effect; or

                  (l)      Any Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Loan Party, automatically the Term Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Term Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent and the

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Lenders shall be entitled to exercise any and all remedies available under the
Security Documents, including, without limitation, the Guarantee and Collateral Agreement and the Mortgages, or otherwise available under applicable law or otherwise.

                  7.2      Certain Cure Rights.

                  (a) Financial Condition Covenants. Notwithstanding anything to the contrary contained in Section 7.1, in the event that the Borrower fails to comply with the requirements of Sections 6.1(a) or (b) (each, a "Financial Condition Covenant"), (i) with respect to Section 6.1(a), until the expiration of the 10th Business Day (the "Section 6.1(a) Cure Period Date") subsequent to the date the certificate calculating such Financial Condition Covenant is required to be delivered pursuant to Section 5.2(b), Holdings shall have the right to issue to the Parent or an Affiliate Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of Holdings, and to contribute such cash to the capital of the Borrower or (ii) with respect to
Section 6.1(b), the Borrower shall have the right to prepay the Term Loans in an amount necessary to comply with Section 6.1(b), which prepayment shall be in no more than three substantially equal monthly installments, the first such payment to be due within 30 days after the date the certificate calculating such Financial Condition Covenant is required to be delivered pursuant to Section 5.2(b) and the remaining payments due on the numerically corresponding day of each of the subsequent two months (or, if a subsequent month does not contain a numerically corresponding day or such corresponding day is not a Business Day, such payment will be due on the immediately preceding Business Day) or such earlier dates as are reasonably satisfactory to the Administrative Agent (each such three monthly dates or earlier dates approved by the Administrative Agent, the "Section 6.1(b) Cure Period Dates")(clauses (i) and (ii) collectively, the "Cure Right"). Upon the receipt by the Borrower of such cash for purposes of
Section 6.1(a) (the "Cure Amount") or upon such prepayment of the Term Loans for purposes of Section 6.1(b) (the amount of such payment or prepayment being the "Prepayment Amount"), pursuant to the exercise by the Borrower of such Cure Right, such Financial Condition Covenant shall be recalculated giving effect to the following pro forma adjustments:

                           (A) with respect to Section 6.1(a), Consolidated EBITDA shall be increased, solely for the purpose of measuring the Financial Condition Covenant in Section 6.1(a) and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;

                           (B) with respect to Section 6.1(b), Total Senior Secured Debt shall be decreased by an amount equal to the Prepayment Amount; and

                           (C) if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of all Financial Condition Covenants, the Borrower shall be deemed to have satisfied the requirements of the Financial Condition Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Condition Covenants which had occurred shall be deemed cured for all

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

                                    purposes of this Agreement. Prior to the
                                    Section 6.1(a) Cure Period Date in the case of Section 6.1(a), and prior to any of the
                                    Section 6.1(b) Cure Period Dates in the case of Section 6.1(b), notwithstanding anything to the contrary contained in Section 7.1, no Default or Event of Default shall be deemed to have occurred as a result of any failure of the Borrower to comply with such respective Sections. If, after giving effect to the foregoing calculations or otherwise, the Borrower is not in compliance with
                                    Section 6.1(a) on the Section 6.1(a) Cure
                                    Period Date or with Section 6.1(b) on the third Section 6.1(b) Cure Period Date or there is a failure to make any of the three required prepayments on the dates specified above or other dates approved by the Administrative Agent, an Event of Default shall be in existence as of such date.

                  (b) Limitations on Exercise of Cure Right, etc. Notwithstanding anything herein to the contrary, (i) in no event shall the Borrower be entitled to exercise the Cure Right with respect to Section 6.1(a) in more than two consecutive fiscal quarters and (ii) in any six fiscal quarter period, there must be a period of at least two consecutive fiscal quarters during which the Borrower has not exercised its Cure Right with respect to
Section 6.1(a). To the extent a fiscal quarter ended for which the Financial Condition Covenants are initially recalculated as a result of a Cure Right is included in the calculation of a Financial Condition Covenant in a subsequent fiscal period, the Cure Amount shall be included in the amount of Consolidated EBITDA for such initial fiscal period.

                             SECTION 8. THE AGENTS

                  8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

                  8.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in fact selected by it with reasonable care.

                  8.3 Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys in fact or affiliates shall be (i) liable for any action

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

lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Parent or any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  8.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Term Note as the owner thereof for all purposes unless such Term Note shall have been transferred in accordance with Section 9.6 and all actions required by such Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Term Loans.

                  8.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or

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

refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  8.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Term Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys in fact or affiliates.

                  8.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do
so), ratably according to their respective Term Loan Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Term Loan Commitments shall have terminated and the Term Loans shall have been paid in full, ratably in accordance with such Term Loan Percentages immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Term Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Term Loan Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Term Loans and all other amounts payable hereunder.

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

                  8.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Term Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7.1(a) or Section 7.1(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Term Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Any of the Co-Syndication Agents may, at any time, by notice to the Lenders and the Administrative Agent, resign as Co-Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of such Co-Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the remaining Co-Syndication Agent, or if none, the Administrative Agent, without any further act by any Co-Syndication Agent, the Administrative Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                  8.10 Authorization to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 9.15.

                  8.11 The Arrangers; the Co-Syndication Agents; the Documentation Agent. Neither the Arrangers, the Co-Syndication Agents nor the Documentation Agent, in their respective capacities as such, shall have any duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

                            SECTION 9. MISCELLANEOUS

                  9.1 Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except

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in accordance with the provisions of this Section 9.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                           (i) forgive the principal amount or extend the final scheduled date of maturity of any Term Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, increase the amount or extend the expiration date of any Term Loan Commitment of any Lender, or require additional consents to be obtained with respect to the sale or any assignment or participations of any interests of the Lenders hereunder, in each case without the consent of each Lender directly affected thereby;

                           (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, or amend the definition of Interest Period so as to allow intervals of greater than six months, in each case without the consent of all Lenders;

                           (iii)    amend, modify or waive any provision of
                                    Section 8, or any other provision of this Agreement affecting the rights and obligations of any Agent, without the consent of any Agent directly affected thereby; or

                           (iv)     amend, modify or waive any provision of
                                    Section 2.18 without the consent of each Lender directly affected thereby.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Term Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and

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not continuing; but no such waiver shall extend to any subsequent or other
Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

                  For the avoidance of doubt, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders; provided, however, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Term Loans in the application of mandatory prepayments without the consent of the Required Lenders.

                  9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail (registered or certified), postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of Holdings, the Borrower and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

Holdings or the Borrower:                Williams Production Holdings LLC
                                         One Williams Center
                                         Suite 4100
                                         Tulsa, Oklahoma 74172
                                         Attention: Jim Kimble;
                                         Treasury Compliance Group
                                         Telecopy: (918) 573-2065
                                         Telephone: (918) 573-7159

                                         with a copy to:

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

                                         Williams Production RMT Company
                                         One Williams Center
                                         Suite 4100
                                         Tulsa, Oklahoma 74172
                                         Attention: Assistant General Counsel -
                                         Corporate
                                         Telecopy: (918) 573-4503
                                         Telephone: (918) 573-2613

The Administrative Agent:                Lehman Commercial Paper Inc.
                                         745 Seventh Avenue
                                         New York, New York 10019
                                         Attention: Francis Chang
                                         Telecopy: (212) 526-0242
                                         Telephone: (212) 526-5390

                                         with a copy to:

                                         Attention: Michelle Rosolinsky
                                         Telecopy: (212) 526-6590
                                         Telephone: (212) 526-4979

The Arrangers:                           Lehman Brothers Inc.
                                         745 Seventh Avenue
                                         New York, New York 10019
                                         Attention:  Francis Chang
                                         Telecopy:  (212) 526-0242
                                         Telephone:  (212) 526-5390

                                         Banc of America Securities LLC
                                         100 North Tryon Street
                                         NC1-007-06-07
                                         Charlotte, North Carolina  28255
                                         Attention: Kelly Warnement/Anabel
                                         Morris/Diana Himes
                                         Telecopy: (704) 388-0648
                                         Telephone: (704) 388-8943/(704) 387-
                                         1939/(704) 387-9951

provided that any notice, request or demand to or upon the Agent or any Lender shall not be effective until received.

                  9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any

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

single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  9.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Term Loans and other extensions of credit hereunder.

                  9.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Agents and the Arrangers for all their reasonable out of pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, or preservation of any rights under, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of Weil, Gotshal & Manges LLP and LeBoeuf, Lamb, Greene & MacRae, LLP and the charges of Intralinks, (b) to pay or reimburse each Lender, the Arrangers, and the Agents for all their costs and expenses incurred in connection with the enforcement of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of outside counsel to each Lender and of counsel to each of the Arrangers and the Administrative Agent, (c) to pay, indemnify, or reimburse each Lender Arranger, and the Agents for, and hold each Lender, Arranger, and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Arranger, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Term Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Loan Party any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

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No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to the Borrower in accordance with Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Term Loans and all other amounts payable hereunder.

                  9.6 Successors and Assigns; Participations and Assignments. This Agreement shall be binding upon and inure to the benefit of Holdings, the Borrower, the Lenders, the Agents, all future holders of the Term Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

                  (a) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Term Loan owing to such Lender, any Term Loan Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Term Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section
9.1. The Borrower agrees that if amounts outstanding under this Agreement and the Term Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 with respect to its participation in the Term Loan Commitments and the Term Loans outstanding from time to

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time as if such Participant were a Lender; provided that, in the case of Section
2.15, such Participant shall have complied with the requirements of said
Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. In addition, each transferor Lender selling a participation to a Participant under this Section 9.6(b): (i) shall keep a register, meeting the requirements of Treasury Regulation section 5f.103-1(c), of each such Participant, specifying such Participant's entitlement to payments of principal and interest with respect to such participation, and (ii) shall collect from each such Participant the appropriate forms, certificates and statements described in Section 2.15 (and updated as required by Section 2.15) as if such Participant were a Lender under Section 2.15.

                  (b) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate or Related Fund thereof or, with the consent of the Administrative Agent and the Borrower (which, in each case, shall not be unreasonably withheld or delayed) (provided that (x) no such consent need be obtained by a Lehman Entity for assignments to Eligible Assignees and (y) the consent of the Borrower need not be obtained if any Default or Event of Default shall have occurred and be continuing), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee and such Assignor (and, where the consent of the Administrative Agent is required pursuant to the foregoing provisions, by the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate or Related Fund thereof) shall be in an aggregate principal amount of less than $1,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance in the Register, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Term Commitments and Term Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.14, 2.15 and 9.5 in respect of the period prior to such effective date). For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.

                  (c) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Term Loan Commitment of, and principal amount of the Term Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Term Loans and any Term Notes evidencing such Term Loans recorded therein for all purposes of this Agreement. Any assignment of any Term

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Loan, whether or not evidenced by a Term Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Term Note shall expressly so provide). Any assignment or transfer of all or part of a Term Loan evidenced by a Term Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Term Note evidencing such Term Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Term Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Term Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Term Loans) at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 9.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to a Lehman Entity or (z) in the case of an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for Term Notes, of the assigning Lender) a new applicable Term Note to the order of such Assignee and its registered assigns in an amount equal to the applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained Term Loans, as the case may be, upon request, a new Term Note, as the case may be, to the order of the Assignor and its registered assigns in an amount equal to the applicable Term Loans retained by it hereunder. Such new Term Note or Term Notes shall be dated the Closing Date and shall otherwise be in the form of the Term Note or Term Notes replaced thereby.

                  (e) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Term Loans and Term Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Term Loans and Term Notes, including, without limitation, any pledge or assignment by a Lender of any Term Loan or Term Note to any Federal Reserve Bank in accordance with applicable law.

                  (f) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Term Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Term Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Term Loan, the Granting Lender shall be obligated to make such Term

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Loan pursuant to the terms hereof. The making of a Term Loan by an SPC hereunder shall utilize the Term Loan Commitment of the Granting Lender to the same extent, and as if, such Term Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 9.6(g), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Term Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Term Loans, and (B) disclose on a confidential basis any non-public information relating to its Term Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Parent, the Borrower or any of their respective Subsidiaries may be disclosed only with the Borrower's prior written consent which will not be unreasonably withheld. This paragraph (g) may not be amended without the written consent of any SPC with Term Loans outstanding at the time of such proposed amendment.

                  9.7 Adjustments; Set off. Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Section 7.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (a) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right upon the election of the Required Lenders following the occurrence and during the continuance of an Event of Default, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in

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any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  9.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  9.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the Agents, the Arranger and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  9.12 Submission to Jurisdiction; Waivers. Each of Holdings and the Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar

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form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  9.13 Acknowledgments. Each of Holdings and the Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Agents and the Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Agents and the Lenders or among Holdings, the Borrower and the Lenders.

                  9.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution or any Eligible Assignee that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document. Notwithstanding anything herein to the contrary, any party subject to confidentiality obligation hereunder or under

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any other related document (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, such party's U.S. federal income tax treatment and tax structure of the transactions contemplated by this Agreement relating to such party and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no such party shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws. Subject to the foregoing, nothing herein shall release any Lender from any other confidentiality agreement previously executed with any Borrower.

                  9.15 Release of Collateral and Guarantee Obligations. Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.

                  (a) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Term Loan Commitments have terminated or expired, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

                  (b) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Administrative Agent shall be authorized to release the Mortgages and Liens on the Oil and Gas Properties permitted to be sold, exchanged or traded under Section 6.5 of this Agreement without any further action by the Lenders.

                  9.16 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

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                  9.17     WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE
AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                               William Production Holdings LLC

                                               By: /s/ James G. Ivey
                                                   ----------------------------
                                                   Name: James G. Ivey
                                                   Title: Treasurer

                                               WILLIAMS PRODUCTION RMT COMPANY

                                               By: /s/ James G. Ivey
                                                   ----------------------------
                                                   Name: James G. Ivey
                                                   Title: Treasurer

                                               LEHMAN COMMERCIAL PAPER INC.,
                                               as Administrative Agent

                                               By: /s/ Francis Chang
                                                   ----------------------------
                                                   Name: Francis Chang
                                                   Title: Authorized Signatory

                     [Signature Page to Term Loan Agreement]

SCHEDULES:

1.1(a)         Mortgaged Property
1.1(b)         Gas Gathering Systems
1.1(c)         Historical Hedging Addbacks
1.1(d)         Consolidated EBITDA
3.1            Pre-Closing Dispositions
3.4            Consents, Authorizations, Filings and Notices
3.6            Material Litigation
3.13           Reportable Events
3.15           Subsidiaries
3.17           Environmental
3.19(a)-1      UCC Filing Jurisdictions
3.19(a)-2      UCC Financing Statements to Remain on File
3.19(a)-3      UCC Financing Statements to be Terminated
3.19(b)        Mortgage Filing Jurisdictions
3.21           Hydrocarbon Interests
3.22(b)        Consents
6.2(c)         Existing Indebtedness
6.3(b)(x)      Existing Liens
6.5(f)(i)      Dispositions
6.5(i)         Certain Dispositions
6.5(m)         Specified Dispositions
7(g)(i)        Required Payments to Employee Welfare Benefit Plans
7(g)(ii)       Required Payments to Multiemployer Plans

EXHIBITS:

A        Form of Guarantee and Collateral Agreement
B        Form of Compliance Certificate
C        Form of Closing Certificate
D        Form of Mortgage
E        Form of Assignment and Acceptance
F-1      Form of Legal Opinion of Gibson, Dunn & Crutcher LLP
F-2      Form of Legal Opinion of Davis, Graham & Stubbs LLP
G        Form of Term Note
H        Form of Lender Addendum
I        Form of Borrowing Notice
J        Form of Solvency Certificate